 Ex. 4.21

SOUTHERN CALIFORNIA GAS

COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION
(successor by merger to U.S. Bank Trust National Association, formerly known as First Trust of California, National Association)

Trustee

SUPPLEMENTAL INDENTURE

To Base Indenture dated October 1, 1940

Dated as of December 10, 2004

THIS SUPPLEMENTAL INDENTURE, dated as of December 10, 2004 (this "Supplemental Indenture"), is made and entered into in the City of Los Angeles, State of California by and between SOUTHERN CALIFORNIA GAS COMPANY, a corporation duly organized and existing under the laws of the State of California, and having its principal place of business in the City of Los Angeles, State of California (hereinafter sometimes called the "Corporation") and U.S. BANK NATIONAL ASSOCIATION (successor by merger to U.S. Bank Trust National Association, formerly known as First Trust of California, National Association), an association duly organized and existing under the laws of the United States of America and having a corporate trust office in the City and County of Los Angeles, State of California (hereinafter, together with its predecessors as trustees under the Indenture referred to below, sometimes called the "Trustee").

WITNESSETH:

WHEREAS, the Corporation has executed and delivered to the Trustee a certain Indenture (hereinafter referred to as the "Base Indenture") dated October 1, 1940, to secure bonds of the Corporation designated generally as its "First Mortgage Bonds" to be issued from time to time in one or more series, any of which series may vary from any other as to certain particulars specified in Section 2.01 of the Base Indenture, and the Corporation has executed and delivered to the Trustee supplemental indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952, August 1, 1955, June 1, 1956, December 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964, June 1, 1965, December 1, 1966, October 1, 1970, August 1, 1972, September 1, 1972, October 1, 1974, May 1, 1976, October 1, 1977, November 1, 1979, February 1, 1981, September 15, 1981, April 1, 1982, August 15, 1983, May 18, 1984, December 16, 1985, March 1, 1986, November 15, 1986, December 1, 1986, January 15, 1988, June 15, 1988, November 1, 1988, December 1, 1990, October 1, 1991, August 15, 1992, December 15, 1992, March 1, 1993, June 15, 1993, November 1, 1993, November 15, 1993, October 1, 2002, October 17, 2003 and December 15, 2003 supplementing and amending the Base Indenture (each, a "Prior Supplemental Indenture," and the Base Indenture together with all Prior Supplemental Indentures and this Supplemental Indenture being herein collectively referred to as the "Indenture"); and

WHEREAS, the Base Indenture and the Prior Supplemental Indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952 and August 1, 1955, are recorded in the office of the County Recorder of each of the Counties listed below in the Official Records thereof, as stated in the Prior Supplemental Indenture dated as of June 1, 1956; the Prior Supplemental Indentures dated, respectively, as of June 1, 1956 and December 1, 1956, are so recorded as stated in the Prior Supplemental Indenture dated as of July 1, 1957; the Prior Supplemental Indenture dated as of July 1, 1957 and each subsequently dated Prior Supplemental Indenture (other than the Prior Supplemental Indenture dated December 15, 2003) is so recorded as stated in the Prior Supplemental Indenture dated as of the next succeeding date; and the Prior Supplemental Indenture dated as of December 15, 2003 is recorded in the offices of the County Recorders in the Counties of the State of California, as follows:

County	Reference	Date
Fresno	Official Records, Document 03-0300288	December 18, 2003
Imperial	Official Records, Document 03-039861	December 19, 2003
Kern	Official Records, Document 03-0203273432	December 18, 2003
Kings	Official Records, Document 03-0337506	December 29, 2003
Los Angeles	Official Records, Document 03-3817178	December 18, 2003
Orange	Official Records, Document 03-001496810	December 18, 2003
Riverside	Official Records, Document 03-984000	December 17, 2003
San Bernardino	Official Records, Document 03-0930729	December 17, 2003
San Diego	Official Records, Document 03-1483662	December 17, 2003
San Luis Obispo	Official Records, Document 03-143540	December 22, 2003
Santa Barbara	Official Records, Document 03-0168576	December 17, 2003
Tulare	Official Records, Document 03-0124991	December 18, 2003
Ventura	Official Records, Document 03-0466331	December 17, 2003

WHEREAS, bonds of the Corporation of three (3) series designated, respectively, as its "First Mortgage Bonds, Series GG, Due 2012," "First Mortgage Bonds, Series HH, due 2018" and "First Mortgage Bonds, Series II, Due 2011" are outstanding as a part of the First Mortgage Bonds referred to in the Indenture, each such series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, being without limitation as to aggregate authorized principal amount; and

WHEREAS, pursuant to the provisions of Sections 2.01 and 2.02 of the Indenture, the Board of Directors has, by resolution duly adopted and delivered to the Trustee, created, as a part of the First Mortgage Bonds referred to in the Indenture, a new series of bonds designated "First Mortgage Bonds, Series JJ, due 2009" (the "Series JJ Bonds"), to be of the form, terms and provisions provided in that resolution and herein, which new series of bonds, unless and until the taking of further appropriate action by the Board of Directors, is to be without limitation as to aggregate authorized principal amount and of which series of bonds in the aggregate principal amount of $100,000,000 are to be presently issued; and

WHEREAS, it is provided in the Indenture that all the business, franchises and properties, real, personal, and mixed, of every kind and nature whatsoever and wheresoever situated, which might thereafter be acquired by the Corporation, shall be as fully embraced within the lien thereof as if said properties were owned by the Corporation at the date of the Base Indenture and were particularly described therein and specifically conveyed thereby, excepting certain properties expressly excepted by the provisions of the Indenture; and

WHEREAS, subsequent to the execution of the most recently recorded Prior Supplemental Indenture identifying after acquired property, the Corporation has acquired properties hereinafter mentioned or referred to, all of which properties, upon the acquisition thereof by the Corporation, became and now are subject to the lien, operation and effect of the Indenture by virtue of the after-acquired property clause or other clauses thereof; the Corporation, nevertheless, desires to execute, acknowledge, deliver and cause to be recorded this Supplemental Indenture for the purposes, among others, of expressly and specifically subjecting such after-acquired properties to the lien of the Indenture and of further assuring and confirming the lien of the Indenture on all of the properties of every kind and character, whether real or personal and regardless of the date of acquisition thereof by the Corporation, intended to be subjected to the lien thereof; and

WHEREAS, under the provisions of Sections 2.02 and 16.01 of the Indenture, the Corporation and the Trustee may execute and deliver a Supplemental Indenture (i) to set forth the particulars, permitted by Section 2.01 of the Indenture, as to which the Series JJ Bonds may vary from the bonds of the other series of the First Mortgage Bonds, and (ii) for any purpose not inconsistent with the terms of the Indenture; and

WHEREAS, the making, executing, delivering and recording of this Supplemental Indenture have been duly authorized by proper corporate action of the Corporation; and

WHEREAS, the issuance of the Series JJ Bonds and the encumbrances of the Corporation's property to secure the Series JJ Bonds pursuant to this Supplemental Indenture have been authorized by the Public Utilities Commission of the State of California:

NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, receipt of which is hereby acknowledged, and in order: (a) to set forth or specify (i) the form of the fully registered Series JJ Bonds, and the form of the certificate to be endorsed on all Series JJ Bonds, and (ii) the terms and provisions of the Series JJ Bonds, including the particulars thereof which vary from the bonds of the other series of the First Mortgage Bonds; and (b) further to secure the payment of both the principal of and interest on the bonds of the Corporation now or at any time hereafter outstanding under the Indenture, including specifically, but without limitation, all of the First Mortgage Bonds now outstanding and the $100,000,000 aggregate principal amount of Series JJ Bonds and further to secure the observance and performance of all of the covenants, agreements and conditions contained in the Indenture, and without in any way limiting the generality or effect of the Indenture insofar as by any provision thereof any of the property therein or hereafter described or referred to is now subject or intended to be subject to the lien and operation thereof, but to such extent confirming such lien and operation, the Corporation has executed and delivered this Supplemental Indenture and has granted, bargained, sold, released, conveyed, mortgaged, assigned, transferred, pledged, set over and confirmed, and does hereby grant, bargain, sell, release, convey, mortgage, assign, transfer, pledge, set over and confirm unto U.S. Bank National Association, the Trustee, and to its successors or successors in the trust created by the Indenture, and to its and their assigns, forever, with power of sale, subject, to the extent applicable by the terms of the Indenture to any of the properties hereinafter referred to or described, to the exceptions (other than as expressly provided in the granting clauses of the Prior Supplemental Indentures dated respectively as of June 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964 and December 1, 1966 with respect to exception (f) set forth on page 67 of the Base Indenture and reading as follows: "(f) Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by the Corporation, or any property or equipment now or hereafter owned by the Corporation and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage;" which exception (f) is by said granting clauses expressly made inapplicable to certain therein specified parcels of property), reservations, conditions, terms and provisions provided in the Indenture with respect to properties subject or intended to be subject thereto, all of the properties and assets of the Corporation, real, personal and mixed, of every kind and character, whether now or hereafter owned by the Corporation and wheresoever situated, including, without in any way limiting or modifying the generality or effect of the foregoing, all and singular, the following properties:

FIRST: All of the lots, pieces and parcels of land and rights or interests in real property situated in the Counties in the State of California, specifically described and mentioned or enumerated in Schedule A attached hereto, to which reference is hereby made and the same is made a part hereof with the same force and effect as if the same were here set forth at length.

SECOND: All and singular the plants, properties, equipment, real and personal property, estates, interests, goodwill, generating, transmission, feeding, storing, and distribution systems, and utilities of the Corporation situated in the Counties of Fresno, Imperial, Kern, Kings, Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo, Santa Barbara, Tulare and Ventura, and elsewhere, in the State of California, with all and singular the franchises, ordinances, grants, easements, licenses, powers, immunities, permits, privileges, appurtenances, tenements and other rights and property thereunto appertaining or belonging, as the same now exist and as the same and any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said counties or elsewhere in said state or any other state or states.

THIRD: All other property, real, personal and mixed, of every kind, nature and description (including, without in any way limiting the effect or the generality hereof, all facilities; all stocks, bonds and other securities from time to time conveyed, assigned, transferred, mortgaged or pledged on behalf of the Corporation, or with its consent, to the Trustee in the manner and for the purposes as provided in the Indenture; all gas manufacturing plants, boilers, engines, compressors, motors, pumps, generators, gasholders, tanks, appliances, oil storage facilities, gas storage facilities, wells, buildings, structures, plants, works and other improvements; all gas transmission and distributing lines and systems; all meters and regulators and all other apparatus, machinery, appliances, tools, furniture, fixtures, supplies, facilities and utilities and other personal property; or any right or interest in any thereof; all business and goodwill, rights, consents, franchises, ordinances, licenses, agreements, contracts, permits, easements, rights of way, leases and leasehold interests; powers, grants, privileges and immunities to construct, operate and maintain lines and other facilities or properties for conveying gas or other commodity or utility for any purpose or purposes through, under and over public streets or highways, or public or private places or property; all reversions, remainders, tolls, incomes, revenues, earnings, rents, issues and profits of any property, real, personal and mixed; and all other classes and types of property described or referred to in the Indenture), now or hereafter owned, held, possessed, acquired or enjoyed by or in any manner conferred upon or appertaining to the Corporation, including the interest of the Corporation in all leases now or hereafter owned by it, together with all and singular the tenements, hereditaments, and appurtenances belonging or in any way appertaining to each and every part of any and all property subject or intended to be subject to the lien and operation of the Indenture, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, earnings, rents, issues and profits thereof.

SAVING AND EXCEPTING, however, from the property hereby mortgaged, conveyed in trust and/or pledged, all property, whether now owned by the Corporation or hereafter acquired by it, expressly saved and excepted from the lien of the Indenture and therein referred to as the "excepted property" (except as otherwise expressly provided in any Prior Supplemental Indenture hereinabove mentioned with respect to exception (f) of said "excepted property"), unless and until, upon the occurrence of an event of default under the Indenture, the Trustee, or any receiver appointed thereunder, shall take possession of any or all of such excepted property.

TO HAVE AND TO HOLD in trust with power of sale for the equal and proportionate benefit and security of all holders of bonds of the Corporation, now or hereafter outstanding under the Indenture as from time to time in effect, and for the enforcement and payment of said bonds and interest thereon when payable, and the performance of and compliance with the covenants and conditions of the Indenture as from time to time in effect, without any preference, distinction or priority as to lien or otherwise of any of said bonds over any others thereof by reason of the difference in the time of the actual issue, sale or negotiation thereof, or for any other reason whatsoever, except as otherwise expressly provided in the Indenture as from time to time in effect, so that each and every such bond shall have the same lien and so that the principal and interest of every such bond shall, subject to the terms thereof, be equally and proportionately secured by said lien, as if such bond had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Base Indenture.

IT IS HEREBY COVENANTED, DECLARED, AND AGREED by and between the parties hereto that all such bonds are issued, authenticated and delivered, or are to be issued, authenticated and delivered, and that all property subject, or to become subject, to the Indenture is to be held, subject to the covenants, conditions, uses and trusts therein set forth.

ARTICLE I

AMOUNT, FORM, NUMBERING, DENOMINATION,
TRANSFER AND EXCHANGE OF
SERIES JJ BONDS, DUE 2009

Section 1.01.     The Series JJ Bonds may be issued at any time or from time to time upon and subject to the terms and provisions of the Indenture. Unless and until the taking of further appropriate action by the Board of Directors of the Corporation the Series JJ Bonds shall be without limitation as to aggregate authorized principal amount.

Section 1.02.     The Series JJ Bonds shall be issued only as fully registered bonds without coupons. In addition, the Series JJ Bonds may be issuable in whole or in part in the form of one or more securities that evidences all or part of the bonds of such series which is issued to a depository or a nominee thereof for such series (a "Global Security") and, in such case, the Board of Directors shall appoint a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), designated to act as depositary (a "depositary") for such Global Securities.

Section 1.03.     In the event the Series JJ Bonds are issued as a Global Security the following provisions, in addition to the provisions of the Indenture, shall apply:

(a)      Each Global Security authenticated under the Indenture shall be registered in the name of the depositary designated for such Global Security or a nominee thereof and delivered to such depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single bond for all purposes of this Supplemental Indenture.

(b)      Notwithstanding any other provision in this Supplemental Indenture, no Global Security may be exchanged in whole or in part for bonds registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the depositary for such Global Security or a nominee thereof unless (A) such depositary has notified the Corporation that it is unwilling or unable to continue as depositary for such Global Security and a successor depositary has not been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, (B) if at any time the depositary ceases to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Corporation within 90 days after it became aware of such cessation, (C) the Corporation, in its sole discretion, executes and delivers to the Trustee a written order signed in the name of the Corporation by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary to the effect that such Global Security, together with all other Global Securities of the same series, shall be exchangeable as described below, or (D) an Event of Default (as defined in Section 1.02 of the Indenture) has occurred and is continuing with respect to the Series JJ Bonds. If any of the events described in clauses (A) through (D) of the preceding sentence occur, the beneficial owners of interests in the relevant Global Securities will be entitled to exchange those interests for definitive bonds and, without unnecessary delay but in any event not later than the earliest date on which those interests may be so exchanged, the Corporation will deliver to the Trustee definitive bonds in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in an aggregate principal amount equal to the principal amount of such Global Securities, such bonds to be duly executed by the Corporation. On or after the earliest date on which such beneficial interests may be so exchanged, such Global Securities shall be surrendered from time to time by the depositary as shall be specified in the order from the Corporation with respect thereto (which the Corporation agrees to deliver), and in accordance with any instructions given to the Trustee and the depositary (which instructions shall be in writing but need not be contained in or accompanied by an officers' certificate or be accompanied by an opinion of counsel), as shall be specified in the order from the Corporation with respect thereto to the Trustee, as the Corporation's agent for such purpose, to be exchanged, in whole or in part, for definitive bonds as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of definitive bonds of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to such depositary or its custodian. If a definitive bond is issued in exchange for any portion of a Global Security after the close of business at the place where such exchange occurs on or after (i) any regular record date for the date the interest is due (the "Interest Payment Date") for such bond and before the opening of business at that place of payment on the next Interest Payment Date, or (ii) any special record date for the payment of interest for such bond and before the opening of business at such place of payment on the related proposed date for the payment of the interest which was not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest"), as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such definitive bond, but shall be payable on the Interest Payment Date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture.

(c)      Subject to Clause (b) above, any exchange or transfer of a Global Security for other bonds may be made in whole or in part, and all bonds issued in exchange for or upon transfer of a Global Security or any portion thereof shall be registered in such names as the depositary for such Global Security shall direct.

(d)      Every bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such bond is registered in the name of a person other than the depositary for such Global Security or a nominee thereof.

Section 1.04.     Unless otherwise specified as contemplated by Section 2.01 for the bonds evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

Section 1.05.     The fully registered bonds without coupons and the certificate of authentication to be endorsed on all Series JJ Bonds shall be substantially in the form set forth on Exhibit A.

Section 1.06.     The Series JJ Bonds may contain or have imprinted thereon such provisions or specifications not inconsistent with the Indenture as may be required to comply with the rules of any stock exchange or any federal or state authority or commission, or to comply with usage with respect thereto, and may bear such other appropriate endorsements or notations as are authorized or permitted by the Indenture.

Section 1.07.     The fully registered Series JJ Bonds shall be issuable in denominations of $1,000, $5,000, $10,000, $25,000 or multiples of $25,000 and shall be dated as provided in paragraph 1 of Section 2.01 of the Indenture. The definitive Series JJ Bonds shall be numbered in such manner as the Corporation shall at any time or from time to time determine.

Section 1.08.     In the manner and subject to certain conditions and limitations specified herein and in the Indenture, Series JJ Bonds may be exchanged without a service charge for a like aggregate principal amount of such Series JJ Bonds of other authorized denomination or denominations; provided that the Corporation may require payment of a sum or sums sufficient to reimburse it for any stamp tax or other governmental charge payable in connection therewith.

Section 1.09.     The Corporation shall maintain in the City and County of San Francisco, State of California, and in such other place or places as the Corporation may designate at any time or from time to time, an office or agency where Series JJ Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture. Such office or agency in the City and County of San Francisco shall be the corporate trust office of the Trustee unless and until the Corporation shall designate another office or agency by notice in writing delivered to the Trustee. Notwithstanding the foregoing, if and when definitive bonds are issued, the Corporation shall maintain in the Borough of Manhattan, City and County of New York, State of New York, an office or agency where Series JJ Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture.

Section 1.10.     No transfer or exchange of any Series JJ Bonds pursuant to any of the provisions of this Article I shall be made except upon and in accordance with all of the applicable terms, provisions and conditions of said bonds and of the Indenture.

ARTICLE II

INTEREST, MATURITY DATE, REDEMPTION AND CERTAIN OTHER PROVISIONS OF
SERIES JJ BONDS, DUE 2009

Section 2.01.     The Series JJ Bonds shall bear interest at the rate, shall be expressed to mature as to principal, and shall be payable as to principal and interest at such place or places and in such money, all as provided in the form of Series JJ Bond set forth on Exhibit A hereto and by the applicable provisions of the Indenture. In addition, December 10, 2004 shall be an Interest Payment Date for the Series JJ Bonds for purposes of Section 2.01 of the Base Indenture (as supplemented by the Prior Supplemental Indentures), provided that no interest shall be payable on such date.

Section 2.02.     The Series JJ Bonds shall not be subject to redemption prior to maturity.

Section 2.03.     The Corporation may at any time deliver to the Trustee for cancellation any Series JJ Bonds previously authenticated and delivered under the Indenture which the Corporation may have acquired in any manner whatsoever and all Series JJ Bonds so delivered shall be promptly cancelled by the Trustee upon the request of the Corporation.

Section 2.04.     The Series JJ Bonds shall, except as in this Supplemental Indenture otherwise expressly provided, be on the terms and provisions, and shall represent such rights and be entitled to such benefits, as are applicable thereto by the terms of the Indenture.

Section 2.05.     The Series JJ Bonds shall be entitled to the benefits of the Renewal Fund as provided in the Indenture.

Section 2.06.     The following Section 11.01A shall apply to the Series JJ Bonds in lieu of Section 11.01 of the Indenture:

"Section 11.01A If the Corporation, its successors or assigns, shall

(a)      pay or cause to be paid the principal of and interest on the bonds and coupons and claims for interest thereon to become due at the time and in the manner stipulated therein and herein, and/or

(b)      provide for the payment of the bonds and interest thereon by depositing in cash with the Trustee or other depositary satisfactory to it at any time at or before maturity the entire amount due or to become due thereon for principal and interest to maturity of all the bonds outstanding, and/or

(c)      in case of a call of all of the bonds then outstanding for redemption, deposit with the Trustee on or before the date on which all of such bonds (other than those which shall have matured by their terms) shall have been called for redemption, as provided in Article VII, the entire amount of the redemption price thereof, including interest and premium, if any, and shall deliver to the Trustee (1) proof satisfactory to the Trustee that notice of redemption as provided in Article VII has been given, or (2) proof satisfactory to the Trustee that arrangements have been made insuring that such notice will be given, or (3) a written instrument executed by the Corporation under its corporate seal, and expressed to be irrevocable, authorizing the Trustee to give such notice for and on behalf of the Corporation, and/or

(d)      surrender to the Trustee for cancellation all the bonds and coupons thereto appertaining for which payment is not so provided,

and shall also pay, or satisfactorily provide, all other sums due and payable hereunder by the Corporation, including the compensation and expenses of the Trustee, then and in that case,

(i) at the request of the Corporation all the mortgaged property shall revert to the Corporation and the entire estate, right, title and interest of the Trustee and of the holders and registered owners of the bonds and coupons in respect of the mortgaged property shall thereupon cease, determine and become void; and

(ii) the Trustee in such case, upon the cancellation of all outstanding bonds and coupons for the payment of which cash shall not have been deposited in accordance with the provisions of this Indenture, shall upon request of the Corporation, and at its cost and expense (A) and upon delivery to it of an opinion of counsel stating that (x) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since December 7, 2004 there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of Series JJ Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, execute to the Corporation, or its order, proper instruments acknowledging satisfaction of this Indenture and (B) shall surrender to the Corporation, or its order, all cash and deposited securities, if any, which shall then be held by it hereunder as a part of the mortgaged property (exclusive of cash held in trust as provided in Section 5.03); provided, however, that if any such property shall have been delivered to the Trustee by any person or corporation other than the Corporation, the same shall be delivered or otherwise disposed of in accordance with any reservations, limitations, conditions or provisions which may have been set forth in the instrument in writing then executed, if any, respecting the use, management or disposition thereof; and provided further that if the Corporation pursuant to clauses (1) or (2) of subdivision (c) above shall have delivered to the Trustee proof satisfactory to it that notice of redemption as provided in Article VII has been given or that arrangements have been made insuring that such notice will be given, there shall also be delivered to the Trustee an officers' certificate stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and an opinion of counsel stating that in his opinion such conditions precedent have been complied with."

ARTICLE III

SUNDRY PROVISIONS

Section 3.01.     The recitals of fact contained herein shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of the same. The Corporation hereby covenants and agrees that it will cause this Supplemental Indenture to be kept recorded and/or filed as may be required by law, in such manner and in such places as may be necessary fully to preserve and protect the security of the bondholders and all of the rights of the Trustee hereunder, and that it will with all reasonable dispatch deposit with the Trustee counterparts of this Supplemental Indenture bearing official notation or endorsements showing such recordation and/or filing, or in case such counterparts are not returned to the Corporation, furnish to the Trustee the best official evidence of such recordation and/or filing reasonably obtainable by the Corporation, or evidence of the taking of such other action, if any, but the Trustee, subject to the provisions of Sections 14.02 and 14.03 of the Indenture, shall in no way be liable for any failure or omission in this regard.

Section 3.02.     The date of this Supplemental Indenture and the date of the Series JJ Bonds are intended as and for a date for the convenient identification of this Supplemental Indenture and of the Series JJ Bonds, and are not intended to indicate that this Supplemental Indenture was executed and delivered or that the Series JJ Bonds were executed, delivered or issued on said date; it being hereby provided that this Supplemental Indenture may be executed and delivered, and that the Series JJ Bonds may be executed, delivered or issued, either on said date or before or after said date, and that this Supplemental Indenture is in fact executed and delivered by each party hereto on the date of its certificate of acknowledgment hereto attached.

Section 3.03.     This Supplemental Indenture shall be deemed to be part of the Base Indenture, and the Corporation agrees to conform to and comply with all and singular the terms, provisions, conditions and covenants set forth therein and herein. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

Section 3.04.     It is further agreed that the Trustee accepts the trust imposed upon it by this Supplemental Indenture, upon and subject to the same terms and conditions as are expressed in Article XIV of the Base Indenture.

Section 3.05.     In order to facilitate the recording of this Supplemental Indenture, the same may be, executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall collectively constitute one and the same instrument.

Section 3.06.     All terms used in this Supplemental Indenture which are defined in the Indenture are not defined herein shall have the meaning assigned to them in the Indenture.

Section 3.07.     To the extent any provision in this Supplemental Indenture conflicts with any provision in the Indenture, the provisions of this Supplemental Indenture shall govern; provided however, that in the event such conflict would require bondholder consent, the terms and provisions of the Indenture shall govern.

Section 3.08.     This Supplemental Indenture and the Series JJ Bonds shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles thereof.

Section 3.09.     To the extent not otherwise addressed in this Supplemental Indenture, this Supplemental Indenture shall be subject to the provisions of Article XVII of the Indenture, the terms of which are hereby incorporated by reference into this Indenture Supplement.

IN WITNESS WHEREOF, Southern California Gas Company has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or its Treasurer and its Secretary or an Assistant Secretary and its corporate seal to be hereunto duly affixed, and U.S. Bank National Association, in token of its acceptance of the trust hereby established, has caused this Supplemental Indenture to be signed in its corporate name by two of its authorized officers, including one or more of its Vice Presidents, all as of December 10, 2004.

Attest:	SOUTHERN CALIFORNIA GAS COMPANY

-------------------------------------------------	----------------------------------------------------
Name: Thomas C. Sanger	Name: Terry M. Fleskes
Title: Secretary	Title: Vice President and Treasurer

Attest:

U.S. BANK NATIONAL ASSOCIATION
-------------------------------------------------	By: ----------------------------------------------------
Authorized Signatory	Name: Fonda Hall
Title: Vice President

STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

On this _________ day of December, 2004, before me, ________________, Notary Public, personally appeared Terry M. Fleskes, personally known to me to be one of the persons whose names are subscribed to the within instrument and acknowledged to me that such person executed the same in the person's authorized capacity, and that by the person's signature on the instrument, the entity upon behalf of which the person acted executed the instrument.

Witness my hand and official seal.

                                                                                                    --------------------------
                                                                                                    Notary Public

My Commission expires .....................

STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

On this ____________ day of December, 2004, before me,____________, Notary Public, personally appeared Thomas C. Sanger, personally known to me to be one of the persons whose names are subscribed to the within instrument and acknowledged to me that such person executed the same in the person's authorized capacity, and that by the person's signature on the instrument, the entity upon behalf of which the person acted executed the instrument.

Witness my hand and official seal.

                                                                                                    --------------------------
                                                                                                    Notary Public

My Commission expires

STATE OF CALIFORNIA

COUNTY OF ______________

On this ____________ day of December, 2004, before me,_________, Notary Public, personally appeared _____________and_____________, personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

Witness my hand and official seal.

                                                                                                    --------------------------
                                                                                                    Notary Public

My Commission expires

STATE OF CALIFORNIA

COUNTY OF ______________

On this ___________ day of December, 2004, before me, ____________, Notary Public, personally appeared_____________ and_______________, personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

Witness my hand and official seal.

                                                                                                    --------------------------
                                                                                                    Notary Public

My Commission expires

EXHIBIT A

[FORM OF REGISTERED BOND WITHOUT COUPONS, SERIES JJ, DUE 2009]

[If this bond is issued as a global security, insert the following legend: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]

SOUTHERN CALIFORNIA GAS COMPANY
(Incorporated under the laws of the State of California)

FLOATING RATE FIRST MORTGAGE BOND, SERIES JJ, DUE 2009

No. ___	$___________ CUSIP No. _____

SOUTHERN CALIFORNIA GAS COMPANY, a corporation organized and existing under the laws of the State of California (hereinafter called the "Corporation," which term shall include any successor corporation, as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________________________ [If this bond is issued as a global security, insert "CEDE & CO." in the foregoing space] or registered assigns, the principal sum of _____________________ in lawful money of the United States of America, on the first day of December, 2009, and to pay interest thereon from the date of this bond, or from the most recent date to which interest has been paid or duly provided for, quarterly in arrears, on the first day of March, June, September and December in each year (each, an "Interest Payment Date"), commencing March 1, 2005, to the holder of record of this bond on the immediately preceding fifteenth day of February, May, August and November, as the case may be, and at Maturity at the Applicable Rate (as defined below) in like lawful money until the Corporation's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Both the principal of and interest on this bond will be paid at the corporate trust office of U.S. Bank National Association, or its successor trustee under said Indenture, in the City and County of San Francisco, State of California [if this bond is a definitive bond, insert: ", or at the office or agency in the Borough of Manhattan, City and County of New York, State of New York, that the Corporation maintains for such purpose"]. Notwithstanding the foregoing, so long as the holder of the Series JJ Bonds is a depositary, or its nominee, payment of the principal of (and premium, if any) and interest on this bond will be made by wire transfer of immediately available funds.

The "Applicable Rate" shall initially be equal to 2.63% and shall be reset on each Interest Payment Date other than at Maturity, beginning on March 1, 2005, to the 3 Month LIBOR Rate as of such Interest Payment Date plus .17% per year.

"3 Month LIBOR Rate" means the rate for deposits in U.S. dollars for the 3-month period commencing on the applicable Interest Payment Date which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the second London banking day prior to the applicable Interest Payment Date. If this rate does not appear on Telerate Page 3750, the calculation agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the calculation agent) at approximately 11:00 a.m., London time, on the second London banking day prior to the applicable Interest Payment Date to prime banks in the London interbank market for a period of three months commencing on that Interest Payment Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the calculation agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, the rate for that Interest Payment Date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested, the rate for that Interest Payment Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the second London banking day prior to the applicable Interest Payment Date for loans in U.S. dollars to leading European banks for a period of three months commencing on that Interest Payment Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. A London banking day is any business day in which dealings in U.S. dollars are transacted in the London interbank market.

"Telerate Page 3750" means the display page so designated on the Moneyline Telerate, Inc. (or such other page as may replace such page on that service or any successor service for the purpose of displaying London interbank offered rates of major banks).

The calculation agent will, upon the request of the holder of this bond, provide the interest rate then in effect. U.S. Bank National Association will serve as the calculation agent until such time as the Corporation appoints a successor calculation agent. All calculations made by the calculation agent in the absence of manifest error shall be conclusive for all purposes and binding on the Corporation and the holder of this bond. The Corporation may appoint a successor calculation agent with the written consent of the Trustee.

All percentages resulting from any calculation of the interest rate with respect to this bond will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

Interest on this bond shall be calculated on the basis of a 360-day year and the actual number of days in each quarterly interest period.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though set forth at this place.

IN WITNESS WHEREOF, SOUTHERN CALIFORNIA GAS COMPANY has caused this bond to be signed in its corporate name by the facsimile signature of its authorized officer and a facsimile of its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary.

                   Dated:

SOUTHERN CALIFORNIA GAS COMPANY

By ---------------------------------------------------
Vice President

Attest:

-------------------------------------------------
Secretary

[REVERSE SIDE - FORM OF REGISTERED BOND

WITHOUT COUPONS, SERIES JJ, DUE 2009]

This bond is one of a duly authorized issue of bonds of the Corporation (herein called the "bonds"), of the series hereinafter specified, all issued and to be issued under and all equally and ratably secured by a mortgage and deed of trust dated October 1, 1940, between the Corporation and U.S. Bank National Association, as successor trustee, to which mortgage and deed of trust and all indentures supplemental thereto, including Supplemental Indentures dated, respectively, as of July 1, 1947, August 1, 1955, June 1, 1956, December 1, 1956, June 1, 1965, August 1, 1972, May 1, 1976, September 15, 1981, May 18, 1984, November 15, 1986, January 15, 1988, August 15, 1992, October 1, 2002, October 17, 2003, December 15, 2003 and December 10, 2004 (herein collectively referred to as the "Indenture"), reference is hereby made for a description of the property conveyed in trust, mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the bonds and of the Trustee or trustees in respect thereof, the terms and conditions upon which the bonds are, and are to be, secured and the circumstances under which additional bonds may be issued. The bonds may be issued for various principal sums, and may be issued in series, which may mature at different times, may bear interest at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This bond is one of a series designated as the "First Mortgage Bonds, Series JJ, due 2009" (herein called "Series JJ Bonds") of the Corporation, issued under and secured by the Indenture. Terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

As provided in the Indenture, by any indenture or indentures supplemental thereto executed by the Corporation and the Trustee and consented to by the holders of not less than two-thirds (2/3) in principal amount of the bonds at the time outstanding, and, in case one or more, but less than all, of the series of bonds then outstanding are affected by such supplemental indenture, consented to by the holders of at least two-thirds (2/3) in principal amount of the bonds of each series so affected, the Indenture or any indenture supplemental thereto and the rights and obligations of the Corporation and the holders of bonds, may be modified or altered from time to time, as provided in the Indenture; provided, however, (a) that the right of any holder of any bond to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected by any such supplemental indenture without the consent of such holder, and (b) that no such modification or alteration shall reduce the proportions of bondholders' consents required as aforesaid; such proportions to be determined in each case as provided in the Indenture.

The Series JJ Bonds are entitled to the benefits of the Renewal Fund as provided in the Indenture.

The Series JJ Bonds are not redeemable prior to Maturity

In case an event of default, as defined in the Indenture, shall occur, the principal of all bonds then outstanding under the Indenture may be declared or become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

This bond is transferable by the registered owner hereof at the office or agency of the Corporation in said City and County of San Francisco [if this bond is a definitive bond, insert: ", or at the office or agency in the Borough of Manhattan, City and County of New York, State of New York, that the Corporation maintains for such purpose"] and in such other place or places as the Corporation may designate at any time or from time to time, and thereupon a new fully registered bond or bonds of said series, without coupons, of authorized denomination or denominations, of a like aggregate principal amount, will be issued to the transferee or transferees in exchange for this bond; and at any of said offices or agencies fully registered Series JJ Bonds without coupons, are exchangeable for a like aggregate principal amount of other such fully registered bonds of authorized denominations; all in the manner and subject to the conditions as provided in the Indenture.

No recourse shall be had for the payment of the principal of or the interest on this bond or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, director or officer, past, present or future, of the Corporation, or of any predecessor or successor corporation, either directly or through the Corporation, or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being waived and released by every registered owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

This bond shall not become valid or obligatory for any purpose or be entitled to any benefit under the Indenture until U.S. Bank National Association, or its successor as Trustee under the Indenture, shall have signed the form of certificate endorsed hereon.

This bond shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles thereof.

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE

This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

U.S. Bank National Association
Trustee
By------------------------------
Authorized Officer

IN WITNESS WHEREOF, Southern California Gas Company has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or its Treasurer and its Secretary or an Assistant Secretary and its corporate seal to be hereunto duly affixed, and U.S. Bank National Association, in token of its acceptance of the trust hereby established, has caused this Supplemental Indenture to be signed in its corporate name by two of its authorized officers, including one or more of its Vice Presidents, all as of December 10, 2004.

Attest:	SOUTHERN CALIFORNIA GAS COMPANY

/s/ THOMAS C.SANGER --------------------------------------------------	/s/ TERRY M. FLESKES ----------------------------------------------
Name: Thomas C. Sanger	Name: Terry M. Fleskes
Title: Secretary	Title: Vice President and Treasurer

Attest:

U.S. BANK NATIONAL ASSOCIATION
-----------------------------------------------	By: --------------------------------------------
Authorized Signatory	Name: Fonda Hall
Title: Vice President